Exhibit 10.12 Nutra Pharma Corp.

                              INVESTOR-GATE.COM(R)
                  18533 Roscoe Blvd #207, Northridge CA 91324
                                 (818) 679-7444

October 8, 2004

Nutra Pharma Corporation
Rik J.Deitsch - CEO

Dear Mr. Deitsch:

     This letter agreement (the "Agreement") confirms the terms and conditions of the engagement of INVESTOR-GATE.COM, by Nutra Pharma Corporation (the
"Company") to render certain investor relations and financial communication services to the Company which are referred to herein.

     1. Services. INVESTOR-GATE.COM agrees to perform investor relations services for the Company which are ordinarily and customarily performed by an investor relations firm on behalf of a corporate client. These services include, but are not limited to, (a) distribution of financial and general press releases; (b) (if needed) drafting of a corporate profile for distribution to the Company's shareholders and the public; (c) Profiling NUTRA PHARMA
CORPORATION (NPHC) Corporation and links to NUTRA PHARMA CORPORATION (NPHC)
Corporation website hosted by Investorgate. com's financial website; (d)
handling new and existing investors through personal contact via phone, fax and computer (e) Setting up broker presentations utilizing a variety of shows funded by NUTRA PHARMA CORPORATION (NPHC) and most importantly (f) introduction of the
Company to the financial brokerage community and investors. (3500 strong opt-in investors/brokers and analysts)

     2. Non-exclusive Relationship; No Guarantee. Commencing November 1, 2004
(the "Commencement Date"), INVESTOR-GATE.COM will act as a non-exclusive agent of the Company and shall use its best efforts in the performance of its services described above. Nothing in this Agreement shall be construed as limiting
INVESTOR-GATE.COM right to represent other clients, except that
INVESTOR-GATE.COM agrees not to represent any other person or entity which is in direct competition with the Company unless INVESTOR-GATE.COM first obtains the
Company's written consent, which shall not be unreasonably withheld.

     3. Fees: For the services to be rendered and performed by INVESTOR-GATE.COM during the term of the Agreement, Client shall, upon acceptance of this
Agreement: Pay to INVESTORGATE. COM a total of one hundred thousand (100,000)
shares of NPHC restricted stock for twelve (12) months of service.

     4. Expenses. In addition to any fees that may be payable hereunder, the
Company agrees, from time to time upon request, to reimburse INVESTOR-GATE.COM for all reasonable out of pocket expenses incurred by it in the performance of services on behalf of the Company. Such out of pocket expenses shall include any travel on behalf of The Company. It is understood by INVESTORGATE. COM, that individual expenses in excess of $200.00 (two hundred dollars) will be approved, in advance, by the Company in writing. Any disputed expense must be made known to INVESTORGATE. COM in writing within 5 days of receipt. Out of pocket expenses will be billed on or about the fifteenth of each month and will be due and payable with 10 days of receipt.

Nutra Pharma Corporation

     5. Termination of the Engagement. INVESTOR-GATE.COM's engagement hereunder may be terminated by either the Company or INVESTOR-GATE.COM at any time, with or without cause, upon written advice to that effect to the other party;
provided, however, that INVESTORGATE. COM will be entitled to (a) its full fee for the first One Hundred and Eighty (180) days of the current program activities hereof regardless of when this Agreement is terminated if terminated by the Company.

     6. Indemnity.

     (a) Indemnification by the Company. In connection with INVESTORGATE. COM's engagement hereunder, including modifications or future additions to this engagement and the related activities prior to this date, the Company agrees that it will indemnify, hold harmless and defend INVESTOR-GATE.COM and its affiliates, any director, officer, agent or employee of INVESTOR-GATE.COM or any of its affiliates and each other person, if any, controlling INVESTORGATE. COM or any of its affiliates and each of their successors and assigns (collectively, the "INVESTOR-GATE.COM Group") against and in respect of any and all losses, damages, claims, obligations, demands, actions, suits, proceedings, assessments, liabilities, judgments, recoveries and deficiencies, costs and expenses
(including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), all on an after-tax basis, less any amounts actually paid as insurance reimbursement, of any kind or character
(collectively, a "Loss"), (i) related to, arising out of or result from (A) oral or written information provided by the Company, the Company's employees or the
Company's other agents, for use by INVESTOR-GATE.COM in connection with
INVESTORGATE. COM's performance of services under this Agreement; (B) other action or failure to act by the Company, the Company's employees or the
Company's other agents or by INVESTOR-GATE.COM at the Company's request or with the Company's consent or (C) any breach of, or failure by the Company to fully perform, or any inaccuracy in, any of the representations, warranties, covenants or agreements of the Company in this Agreement or (ii) otherwise related to or arising out of the engagement of INVESTOR-GATE.COM pursuant to this Agreement or any transaction or conduct in connection therewith except that this clause (ii)
and clause (i)(B) relating to actions by INVESTOR-GATE.COM, shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from INVESTOR-GATE.COM's bad faith or gross negligence.

     (b) Notice of Claim. Whenever INVESTOR-GATE.COM learns of or discovers any matter which may give rise to a claim for indemnification (the "Claim") against the Company under this Section 7 (the "Indemnity Obligor"), as the indemnified party (the "Indemnified Party"), shall give notice to the Indemnity Obligor of the Claim. With respect to Claims which are the subject of actions, suits, or proceedings threatened or asserted in writing by any third party (a "Third Party
Claim"), the Indemnified Party shall, within 15 days following receipt of such
Third Party Claim, promptly notify the Indemnity Obligor in writing of any Claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. If the Indemnified Party does not so notify the Indemnity Obligor within 15 days of its discovery of a
Third Party Claim, such Claim shall be barred only to the extent that the
Indemnity Obligor is prejudiced by such failure to notify. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all

Nutra Pharma Corporation

information and documentation reasonably requested by the Indemnity Obligor to verify the Claim asserted.

(c) Defense. If the facts relating to a Loss arise out a Third Party Claim, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor shall, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, assume the defense or the prosecution thereof, including the employment of counsel or accountants, reasonably satisfactory to the Indemnified
Party, at its cost and expense; provided, however, that during the interim the
Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense, unless (a) the employment thereof has been specifically authorized by the Indemnity Obligor, (b) such
Indemnified Party has been advised by counsel reasonably satisfactory to the
Indemnity Obligor that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnity
Obligor and in the reasonable judgment of such counsel it is advisable for such
Indemnified Party to employ separate counsel, or (c) the Indemnity Obligor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party. Whether or not the Indemnity Obligor
defends or prosecutes such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trial as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent. In the event of payment by the Indemnity Obligor to the
Indemnified Party in connection with any Loss arising out of a Third Party
Claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party relating to such indemnified matter. The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting any subrogated claim. The Indemnity Obligor will take no action in connection with any claim that would adversely affect the
Indemnified Party without the consent of the Indemnified Party.

     (d) Duration of the Company's Obligations. The Indemnity Obligor's
indemnification obligations under this Agreement shall survive the termination of this Agreement.

     5. Acknowledgments and Representations.

     (a) The Company recognizes and confirms that in performing its duties pursuant to this Agreement, INVESTOR-GATE.COM will be using and relying upon data, material and other information furnished by the Company, its employees and representatives (the "Information"). The Company hereby agrees and represents that all Information furnished to INVESTOR-GATE.COM in connection with this
Agreement shall be accurate and complete in all material respects at the time furnished, and that if such Information, in whole or part, becomes materially inaccurate, misleading or incomplete during the term of INVESTOR-GATE.COM's engagement hereunder, the Company shall so advise INVESTOR-GATE.COM in writing and correct any such inaccuracy or omission. INVESTORGATE. COM assumes no responsibility for the accuracy and completeness of such Information. In rendering its services hereunder, INVESTOR-GATE.COM shall be entitled to use and rely upon the

Nutra Pharma Corporation

Information without independent verification thereof. To the extent consistent with legal requirements, all Information, unless publicly available or otherwise available to INVESTOR-GATE.COM without restriction or breach of any confidentiality agreement, will be held by INVESTOR-GATE.COM in confidence and will not be disclosed to anyone other than INVESTOR-GATE.COM's agents and advisors without the Company's prior written approval or used for any purpose other than those referred to in this Agreement.

     (b) The Company understands and agrees that in furnishing the Company with advice and other services as provided in this Agreement, neither
INVESTOR-GATE.COM nor any officer, director or agent thereof shall be liable to the Company, its affiliates or its creditors for errors of judgment or anything except bad faith or gross negligence in the performance of its duties under the terms of this Agreement.

     (c) The Company acknowledges that INVESTOR-GATE.COM has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of INVESTOR-GATE.COM is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against
INVESTOR-GATE.COM, INVESTOR-GATE.COM' affiliates or their respective directors, officers, agents and employees.

     (d) The Company represents and warrants to INVESTOR-GATE.COM that it will not cause, or knowingly permit (a) any action to be taken which violates or (b)
a failure to act, the effect of which violates, any federal or state securities law.

     6. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand or fax or mailed by overnight courier or first class certified or registered mail, return receipt requested, postage prepaid and properly addressed as follows:

If to INVESTOR-GATE.COM to: INVESTOR-GATE.COM
                            Attention: Kevin Leigh-President
                            18533 Roscoe Blvd #207, Northridge CA 91324
                            E-Mail : Kleigh44@earthlink.net

If to the Company, to:      Nutra Pharma Corporation
                            Attention: Rik J. Deitsch - CEO
                            1829 Corporate Drive
                            Boynton Beach, FL 33426
                            E-Mail : rik@nutrapharma.com

     Any party may change its address for purposes of this provision by giving the other party written notice of the new address in the manner set forth above.
Notice will be conclusively deemed to have been given when personally delivered, or if given by mail, on the second day after being sent by overnight courier or on the third day after being sent by first class, registered or certified mail, or if given by fax, when confirmation of transmission is indicated by the sender's fax machine.

Nutra Pharma Corporation

     7. Arbitration. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration
Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an "expert" with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be as set forth in Section 11 hereof. The prevailing party shall be entitled to receive its reasonable attorney's fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California, without regard to the conflicts of laws provisions thereof, and may not be amended or modified except in writing signed by both parties.

     9. Successors. This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors, but may not be assigned without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

     10. Severability. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed severable.

     11. Authorization. The Company represents and warrants that it has all requisite power and authority, and has received all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement.

     Please confirm that the foregoing correctly sets forth our Agreement by signing the enclosed letter in the space provided and returning them to us for execution, whereupon we will send you a fully executed original letter which shall constitute a binding Agreement as of the date first above written. We look forward to working with you on this assignment.

                                Very truly yours,

                                INVESTOR-GATE.COM
                                By: /s/ KEVIN LEIGH
                                Kevin J. Leigh
                                President and CEO

Agreed to and Accepted as of the date above.
Nutra Pharma Corporation

By: /s/ Rik J. Deitsch
    Rik J. Deitsch
    CEO

Nutra Pharma Corporation